UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 15, 2014

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Menachem Begin Street, Ramat Gan, Israel	52700
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-752-3922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The Registrant, effective July 15, 2014, entered into a Settlement Agreement with Mr. Ori Goore, who served as the Registrant's Chief Executive Officer and a director from February 2009 until his resignation on July 15, 2014. Pursuant to the Settlement Agreement, the Registrant agreed to: (i) issue Mr. Goore 250,000 restricted shares of the Registrant's common stock ("Common Stock"); and (ii) grant Mr. Goore 150,000 warrants exercisable for a period of 24 months to purchase 150,000 shares of Common Stock at a price of $0.14 per share. Mr. Goore also agreed to resign as an executive officer and a director in connection with the Settlement Agreement. Reference is made to the disclosure in Item 5.02 below.

On the same date, the Registrant entered into an Agreement with Mr. Eli Gonen, Chairman of the Registrant's Board of Directors, pursuant to which the Registrant agreed to: (i) issue Mr. Gonen 250,000 restricted shares of the Registrant's common stock ("Common Stock"); and (ii) grant Mr. Gonen 150,000 warrants exercisable for a period of 24 months to purchase 150,000 shares of Common Stock at a price of $0.14 per share.

A copy of both the Settlement Agreement with Mr. Goore and the Agreement with Mr. Gonen are attached as Exhibits 10.5 and 10.6, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 15, 2014, the Registrant accepted the resignation of Ori Goore as Chief Executive Officer and a director. There was no dispute between the Registrant on any matter relating to the Registrant's operations, policies or practices. Mr. Goore furnished the Registrant with his Letter of Resignation, a copy of which is attached as an exhibit to this Form 8-K.

Effective July 15, 2014, the Registrant appointed Mr. Mordechi Bignitz, age 62, as the Registrant's Chief Executive Officer and President. Mr. Bignitz has over 30 years of experience in investment banking specializing in all aspects of the planning, negotiation and execution of both domestic and international transactions. Over the same period, Mr. Bignitz has had extensive experience in the management of investments and financial systems, accounting and taxation. During the past five years, he has served as a director of the following public companies: Arad Investment & Industrial Development Ltd since February 2014, traded on the Tel-Aviv Stock Exchange ("TASE"); Globe Exploration Limited Partnership since July 2013, traded on the TASE; Ellomay Capital Limited since 2011, engaged in investments in energy and infrastructures and traded on the NASDAQ and TASE; Israel Financial Levers Ltd, since 2012, engaged in the real estate business and traded on the TASE; Ablon Group Ltd from 2011 to 2013, engaged in the real estate business and traded on the London Stock Exchange; Leader Holdings & Investments Ltd from 2007 to 2010, an investment company traded on the TASE; and Leader Capital Markets, fro 2006 to 2010, an underwriter and brokerage firm traded on the TASE.

Item 9.01 Financial Statements and Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.5	Settlement Agreement between the Company and Ori Goore, attached herewith.
10.6	Agreement between the Company and Eli Gonen, attached herewith.
17.1	Letter of Resignation of Ori Goore, attached herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNAMIC APPLICATIONS CORP.

By:	/s/ Eli Gonen
Name:	Eli Gonen
Title:	CEO

Date: July 17, 2014